Exhibit 10.1

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (the "Agreement") is entered into effective as of June 15, 2013 ("Effective Date"), by and among BONAIR, LLC, a Nevada limited liability company, whose mailing address is One Corporate Plaza Drive, Suite 110, Newport Beach, CA 92660 ("Seller"), and INSPIRED BUILDERS, INC., a Nevada corporation, whose address is 233 Wilshire Boulevard, Santa Monica, CA 90401, or its designee ("Buyer").

A.          Seller is the owner of the fee simple interest in the Property (as hereinafter defined).

B.          Seller and Buyer wish to set forth herein the terms for Buyer's purchase and Seller's sale of the Property.

In consideration of the recitals set forth herein above, which are incorporated herein by this reference, the mutual covenants and conditions of this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1 DEFINITIONS

Section 1.1      Definitions.

For the purposes of construing and interpreting this Agreement, the terms defined in Section 1.2 when written with initial capital letters in this Agreement shall have, throughout this Agreement, the meaning given such terms in Section 1.2 below. The terms defined herein may be used in the singular or the plural or in varying tenses or forms, but such variation shall not affect the meaning of such terms set forth in Section 1.2 below so long as those terms are written in initial capital letters. When such terms are used in this Agreement but are written without initial capital letters, such terms shall have the meaning they have in common usage; provided, however, that where legal, technical or trade terms are used (as they would be understood in the State of Florida) such terms are to be given their legal, technical or trade usage meanings.

Section 1.2      Terms Defined.

1.2.1.       "Agreement" shall mean this Purchase and Sale Agreement and the Exhibits referenced herein, and any duly executed amendments to this Agreement and any Exhibits.

1.2.2.       "Buyer" shall mean Inspired Builders. Inc., or its assigns as permitted herein.

1.2.3.       "Closing or "Closing Date" shall mean the date and time when the Deed conveying title to the Property is recorded in the County Recorder's Office for the County of Duval, which shall occur by the date and at the time provided for in Section 6.1 of this Agreement.

1.2.4.       "Deed" shall mean the Warranty Deed to be used to convey title to the Property, which deed shall be in the form attached to this Agreement as Exhibit "A."

1.2.5.       "Effective Date" shall mean the date of this Agreement as set forth above.

1.2.6.       "Event of Default" shall mean any of the events of default set forth in Articles X and XI of this Agreement.

1.2.7.       "Party" shall mean the Seller or Buyer. "Parties" shall mean the Buyer and Seller.

1.2.8.       "Permitted Encumbrances" shall include the Bonair mortgage as set forth herein, but otherwise no mortgages, judgments, mechanics' liens or other monetary liens (other than real property taxes and assessments not yet due and owing).

1.2.9.       "Person" shall mean any individual, corporation, partnership (general or limited), joint venture, association, trust, governmental entity or any other entity.

1.2.10.      "Property" shall mean the parcel of real property described as Assessor's Parcel No. 108760 0200, the legal description of which is attached hereto as Exhibit B, including all improvements thereon and fixtures attached thereto.

1.2.11.      "Purchase Price" shall mean the sum of Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00) and 100,000 shares of Inspired Builders, Inc. common stock.

1.2.12.      "Seller" shall mean Bonair, LLC, as aforesaid.

1.2.13.      "Days" shall mean calendar days unless otherwise specified.

ARTICLE 2 SALE AND PURCHASE OF PROPERTY

Section 2.1      Sale and Purchase of Property.

Seller hereby agrees to sell the Property to Buyer and Buyer hereby agrees to purchase the Property from Seller on the terms, covenants and conditions set forth in this Agreement. This Agreement must be executed by Seller and Buyer no later than June 24, 2013 and must be received that same day by Seller and Buyer by 5:00 p.m. PST.

Section 2.2      Commissions.

2.2.1.        Seller's Agent.

None.

2.2.2.        Buyer's Agent.

None.

ARTICLE 3 PAYMENT OF PURCHASE PRICE

Section 3.1      Purchase Price.

Buyer shall execute a Secured Promissory Note and Mortgage and Security Agreement in the amount of Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00), with interest at the rate of three percent (3%) per annum, which shall accrue until the maturity dates of June 24, 2014. Buyer shall also transfer to Seller 100,000 shares of Inspired Builders, Inc. common stock.

ARTICLE 4 CLOSING OBLIGATIONS

Section 4.1      Title Documents.

Seller agrees to convey to Buyer at Closing, by way of the Deed, good, marketable and insurable title in fee simple to the Property free and clear from any and all encumbrances, defects in title and restrictions.

Section 4.2      Seller's Delivery of Documents to Buyer.

Seller shall deliver to Buyer on the Closing Date or such other date if specified below, at Seller's sole expense, the following:

4.2.1.        The Deed, executed by Seller;

4.2.2.        Any other document required to be delivered by Seller under the terms of this Agreement.

Section 4.3      Buyer's Closing Obligations.

Buyer shall deliver to Seller or its appropriate designee, on the Closing Date or such other date if specified below, at Buyer's sole expense, the following:

4.3.1.        Funds sufficient to cover (i) the Purchase Price and (ii) all other sums required by this Agreement to be paid by Buyer to consummate the transaction contemplated by this Agreement, if any;

4.3.2.        The issuance of 750,000 shares of Inspired Builders, Inc. common stock to seller;

4.3.3          Perform or satisfy, or cause to be performed or satisfied, all other obligations on the part of Buyer to be perfoimed or satisfied under this Agreement as of the Closing Date; and,

4.3.4.        Any other documents required to be delivered by Buyer under the terms of this Agreement.

ARTICLE 5 CLOSING COSTS: PROBATIONS

Section 5.1      Seller's Costs.

Seller shall pay for the following costs as they relate to the Closing:

5.1.1.        Seller's attorneys' fees and expenses; and

5.1.2.        Seller's share of items under Section 5.3 of this Agreement.

Section 5.2      Buyer's Costs.

Buyer shall pay for the following at or, if necessary, prior to Closing: 5.2.1. Buyer's and Seller's attorneys' fees and expenses;

5.2.2.        All recording and filing fees for the Deed;

5.2.3.        Buyer shall pay all title fees;

5.2.4.        One Hundred Percent (100%) documentary transfer tax; and 5.2.5. Buyer's share of items under Section 5.3 of this Agreement.

Section 5.3      Prorations.

All real property taxes (except as otherwise provided in this Section), assessments and utility charges applicable to the Property shall be prorated between Seller and Buyer at the time funds are wired to Seller for the Purchase Price. In the event that the amount of any prorated item is not known, the Parties agree that such items shall be prorated prior to funding of the Purchase Price upon the basis of the best information available, and shall be adjusted when the actual amount(s) of such item(s) is known, with appropriate charges and credits to be made.

ARTICLE 6 PROPERTY CLOSING

Section 6.1      Property Closing Date.

Provided no Event of Default exists, and all conditions precedent have been satisfied or waived as provided in this Agreement, the Closing of the purchase and sale of the Property contemplated by this Agreement shall occur on or before June 24, 2013, or the date and time when the Deed conveying title to the Property is recorded in the County Recorder's Office for the County of Duval. Notwithstanding the foregoing, Seller and Buyer agree that should Buyer default in Buyer's obligation to purchase the Property within the time and in the manner specified in this Agreement, Seller may elect to continue this Agreement and extend the Closing Date in its sole discretion. Buyer acknowledges that time shall remain of the essence.

Section 6.2      Cancellation.

6.2.1.        If this Agreement is cancelled by either Party as a result of any Event of Default by the other Party, the rights and remedies of the non-defaulting Party shall be as set forth in Articles 11 and 12 of this Agreement.

ARTICLE 7 CONDITIONS TO PROPERTY CLOSING

Section 7.1      Conditions Precedent to Closing.

Buyer's obligation to acquire the Property from Seller shall be subject to the satisfaction or Buyer's waiver, in its sole and absolute discretion:

7.1.1.        Seller's delivery of all of the items set forth in Section 4.2; and

7.1.2.        Seller shall not be in default of any of its representations and warranties or obligations pursuant to this Agreement, except for the Permitted Encumbrances.

ARTICLE 8 REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 8.1      Seller's Representations and Warranties.

The following representations and warranties of Seller are made as of the date hereof.

8.1.1.        Organization, Standing and Authority of Seller. Seller is a limited liability company duly authorized to do business in the State of Nevada, and has all requisite corporate power and authority to carry out the transactions contemplated by this Agreement.

8.1.2.        Authority to Execute and Deliver this Agreement. Seller has all requisite power and authority to execute this Agreement and consummate the transactions contemplated by this Agreement (including the execution and delivery of the closing documents to be executed and delivered by Seller). The execution and delivery ofthis Agreement has been duly authorized by the Managing Member of Seller (and/or an individual with the power of attorney) and, to the extent required by law, by the Members of Seller, and no other company action of Seller is required for the execution and delivery of this Agreement and any other documents (including, without limitation, the closing documents) to be executed and delivered by Seller. This Agreement constitutes the legal and binding obligations of Seller enforceable in accordance with its terms. The execution, delivery and performance of this Agreement do not and will not violate the articles of organization or bylaws of Seller or any contract, agreement or commitment to which Seller is a party or by which Seller is bound.

8.1.3.        Litigation. To Seller's knowledge no actions, suits or proceedings are pending or threatened against Seller affecting its property in any court at law or in equity or before or by any governmental department, commission, board, bureau, agency or instrumentality (other than the notice of lis pendens which shall be discharged upon funding of the Purchase Price), by which might materially affect Seller's ability to perform Seller's obligations under this Agreement.

8.1.4.        Hazardous Substances. To the actual knowledge of Seller, without the duty to conduct any investigations or to make any inquiries, no hazardous substances or materials as defined under any federal, state or local laws or regulations are present on or beneath the Property.

Section 8.2      Buyer's Representations and Warranties.

The following representations and warranties of Buyer are made as of the date hereof.

8.2.1.        Organization, Standing and Authority of Buyer. Buyer or its designee is a Nevada corporation, and has all requisite corporate power and authority to carry out the transactions contemplated by this Agreement.

8.2.2.        Authority to Execute and Deliver this Agreement. Buyer has all requisite power and authority to execute this Agreement and consummate the transactions contemplated by this Agreement (including the execution and delivery of the closing documents to be executed and delivered by Buyer). This Agreement constitutes the legal and binding obligations of Buyer enforceable in accordance with its terms.

8.2.3.        Litigation. To Buyer's knowledge, no actions, suits or proceedings are pending or threatened against Buyer in any court at law or in equity or before or by any governmental department, commission, board, bureau, agency or instrumentality, an adverse decision by which might materially affect Buyer's ability to perform Buyer's obligations under this Agreement.

8.2.4.        Buyer's Knowledge. As of the Effective Date, Buyer has no knowledge that any of Seller's representations and warranties are untrue. Buyer acknowledges that any and all information which Buyer has received or may receive from Seller or its agents, successors or assigns, is furnished as a disclosure of information by Seller regarding the Property, but with no warranty of the accuracy of any such information. Buyer may undertake its own independent verification of the accuracy of such information.

ARTICLE 9 POSSESSION

Section 9.1      Possession.

Possession of the Property shall be delivered by Seller to Buyer as of 8:01 a.m. (PST) on the Closing Date.

ARTICLE 10 BUYER'S DEFAULT: SELLER'S REMEDIES

Section 10.1    Buyer's Default.

The following shall be deemed Events of Default by Buyer:

10.1.1.      Buyer shall fail to observe or perform any material term, covenant, agreement or condition herein contained and on the part of Buyer to be observed or performed or a representation or warranty of Buyer shall materially be untrue or breached; or

10.1.2.      Buyer shall become bankrupt or be adjudicated insolvent or seek protection under any provision of any federal or state bankruptcy or insolvency law; or

10.1.3.      Buyer shall make any assignment for the benefit of creditors; or

10.1.4.      Buyer shall be obligated but shall fail to close the purchase of the Property on or before the Closing Date.

Section 10.2    Seller's Remedies; Liquidated Damages.

IN THE EVENT THE SALE FAILS TO CLOSE DUE TO AN EVENT OF DEFAULT BY BUYER, BUYER AND SELLER AGREE THAT THE AMOUNT OF THE DEPOSIT AND ANY INTEREST EARNED THEREON SHALL CONSTITUTE LIQUIDATED DAMAGES TO SELLER FOR THE BREACH BY BUYER. BUYER AND SELLER AGREE THAT SELLER'S ACTUAL DAMAGES IN THE EVENT OF AN EVENT OF DEFAULT BY BUYER WOULD BE EXTREMELY DIFFICULT AND IMPRACTICAL TO DETERMINE AND SAID LIQUIDATED DAMAGES SUM IS A REASONABLE ESTIMATE OF SELLER'S DAMAGES FOR SUCH EVENT OF DEFAULT UNDER THE CIRCUMSTANCES EXISTING AT THE TIME OF THIS AGREEMENT. THE LIQUIDATED DAMAGES AMOUNT SHALL CONSTITUTE SELLER'S SOLE AND EXCLUSIVE REMEDY FOR BREACH OF BUYER'S OBLIGATION TO PURCHASE THE PROPERTY AND SELLER WAIVES ANY RIGHT TO SPECIFIC PERFORMANCE OF THE OBLIGATIONS OF BUYER TO PURCHASE THE PROPERTY.

Seller's Initials:                                                      Buyer's Initials:

ARTICLE 11 SELLER'S DEFAULT: BUYER'S REMEDIES

Section 11.1    Seller's Default.

The following shall be deemed Events of Default by Seller:

11.1.1.      Seller shall fail to observe or perform any material term, covenant or agreement herein contained and on the part of Seller to be observed or performed or a representation or warranty of Seller shall materially be untrue or breached; or

11.1.2.      Seller shall become bankrupt or be adjudicated insolvent or seek protection under any provision of any federal or state bankruptcy or insolvency law; or

11.1.3.      Seller shall make any assignment for the benefit of creditors: or

11.1.4.      Seller shall be obligated but shall fail to close the sale ofthe Property on or before the Closing Date.

Section 11.2    Buyer's Remedies.

If any of the Events of Default by Seller shall occur prior to Closing and remain uncured under Section 11.1, then Buyer may seek specific performance of this Agreement or bring an action for damages for breach of contract, and Seller shall be responsible for any costs incurred by Buyer in relation to this Agreement.

ARTICLE 12 MISCELLANEOUS

Section 12.1    No Waiver.

No failure by any Party to insist upon strict performance by the other Party of any of the terms and provisions of this Agreement shall constitute or be deemed to be a waiver of any such term or provision, or constitute an amendment or waiver of any such term or provision by course of performance, and such Party, notwithstanding any failure to insist upon strict performance, shall have the right thereafter to insist upon the strict performance by the other Party of any and all the terms and provisions of this Agreement.

Section 12.2    Survival of Terms.

All of the covenants, agreements, representations, warranties and obligations of the Parties set forth in this Agreement shall survive the consummation of the transactions contemplated by this Agreement unless otherwise specifically provided and shall continue thereafter to be binding upon and inure to the benefit of the Parties hereto, and their respective successors and permitted assigns.

Section 12.3    Governing Law.

The interpretation, construction and enforcement of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of Florida, without reference to its conflict of law provisions.

Section 12.4    Jurisdiction.

Any judicial proceeding brought against any of the Parties to this Agreement may be brought in the courts of the County of Duval, State of Florida, and, by execution and delivery of this Agreement, each Party accepts for itself the exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby.

Section 12.5    Interpretation of Agreement.

Each Party acknowledges that it has been represented and advised by legal counsel in the negotiation and legal effects of this Agreement and acknowledges that it has caused this Agreement to be reviewed and approved by legal counsel of its own choice. No negotiations concerning or modifications made to prior drafts of this Agreement shall be construed in any manner to limit, reduce or impair the rights, remedies, duties and obligations of the Parties under this Agreement or to restrict or expand the meaning of any of the provisions of this Agreement or to construe any of the provisions of this Agreement in any Party's favor. No Party shall be deemed as the drafter of this Agreement and no term or provision of this Agreement may be construed against any Party on that basis.

Section 12.6    Sole Agreement.

This Agreement is the sole and only agreement among the Parties with respect to the subject matter hereof and any and all prior oral or written representations, correspondence, letters of intent and agreements are merged into and superseded by this Agreement and shall be of no force or effect except as indicated otherwise in this Agreement. Any modifications of this Agreement must be in writing and signed by the Parties hereto.

Section 12.7    Partial Invalidity.

If any provision hereof is held invalid or not enforceable to its fullest extent such provision shall be enforced to the extent permitted by law, and the validity of the remaining provisions hereof shall not be affected thereby.

Section 12.8    No Joint Venture.

The execution and performance of this Agreement, each Party's review and approval rights, if any, described in this Agreement, the agreements of the Parties in this Agreement and the exercise of any rights hereunder, are not intended, and shall not be construed, to create a partnership, joint venture or co-tenancy among the Parties.

Section 12.9    Assignment.

Buyer shall have the right to assign, transfer, convey and/or otherwise sell (or enter into any agreement to do the same) any interest it may have in this Agreement.

Section 12.10  Notices.

All notices, requests, demands, waivers or documents which are required or permitted to be given or served hereunder shall be in writing and (i) personally delivered, (ii) sent by certified U.S. mail, postage prepaid return receipt requested, or recognized air carrier service, return receipted (collectively "Third Party Delivery"), or (iii) faxed (provided that a copy is promptly sent by Third Party Delivery) addressed as follows:

If to Seller:	Bonair, LLC Attention: Daniel D. White, Esq. One Corporate Plaza Drive, Suite 110 Newport Beach, CA 92660-7924 FAX No. (949) 729-9174
If to Buyer:	Inspired Builders, Inc. Attn: Matthew J. Nordgren 233 Wilshire Boulevard Santa Monica, CA 90401 FAX No. ( )

Such addresses or fax numbers may be changed from time to time by the addressee by serving notice as heretofore provided. Service of such notice or demand shall be deemed complete on the earlier of (a) the date of actual delivery regardless of the means of delivery (whether by personal delivery, mail, fax or otherwise) or (b) at the expiration ofthe third day after the date of proper Third Party Delivery (either initially or following faxing) (whether or not actually received by the addressee).

Section 12.11  Headings of Sections.

The headings of sections and subsections herein are inserted only for convenience and reference and shall in no way define, limit or describe the scope or intent of any provision of this Agreement.

Section 12.12  References to Calendar Days.

Except as expressly provided herein to the contrary, all references to "days" in determining the time for performance shall mean calendar days. If any time period ends on a Saturday, Sunday or State of Florida bank holiday, the time period shall be extended to the next day that is not a Saturday, Sunday or such holiday.

Section 12.13  Other Parties.

Nothing in this Agreement shall be construed as giving any person, firm, corporation or other entity, other than the Parties hereto, their heirs, personal representatives, successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

Section 12.14  Counterparts and Facsimile Signatures.

This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument. The submission of a Party's signature transmitted by facsimile (or similar electronic transmission facility) shall be considered as an "original" signature for purposes of this Agreement. The Party transmitting the facsimile shall immediately transmit by mail or by other delivery service the original signature page which shall then be substituted for the facsimile signature page in the original and duplicate originals of this Agreement.

Section 12.15  Time of Essence.

Time is of the essence as to every provision of this Agreement. The scheduled closing date may not be extended unless both Buyer and Seller so agree in writing.

Section 12.16  Binding Effect.

The Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

Section 12.17  Risk of Loss.

Except as otherwise expressly provided herein, the risk of loss caused by reasons beyond the control of either party (e.g., earthquake, flood) shall shift to Buyer at Closing.

Section 12.18  Further Assurances.

Each Party, from time to time, upon request of the other Party and without further consideration will, at its own expense, execute and deliver such documents and take such further actions as the other Party may reasonably request in connection with this Agreement or the transaction contemplated by this Agreement.

Section 12.19  Exhibits.

All Exhibits referred to in this Agreement are incorporated into and made a part of this Agreement. Section 12.20 Attorneys' Fees.

Each Party hereto shall be entitled to recover from the other Party all costs and expenses, including attorneys' fees, incurred enforcing any of the terms and provisions of this Agreement, in remedying any breach by the other Party or collecting any sum due hereunder.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.

SELLER:

BONAIR, LLC,
a Nevada limited liability company

By:
DANIEL D. WHITE
Title:	Manager

BUYER:

INSPIRED BUILDERS, INC., a Nevada corporation

By:
MATTHEW J. NORDGREN
Title:	Chief Financial Officer

EXHIBIT A

[Special Warranty Deed - FL]

EXHIBIT B

Legal Description

PARCEL D:

A part of the unsurveyed portion of Section 14, Township 1 South, Range 27 East, Duval County, Florida, as recorded in Deed Book 1754, page 427 and Official Records Book 201, page 318, said public records, being more particularly described as follows:

Commence at the intersection of the northerly prolongation of the east line of Government Lot 4, Section 23, Township 1 South, Range 27 East, and the northerly right-of-way line of Hecksher Drive (a 200 foot right-of-way as now established); thence North 89 degrees 20 minutes 20 seconds West along said right-of-way, a distance of 1200 feet to the Point of Beginning; thence continue North 89 degrees 20 minutes 20 seconds West, a distance of 624 feet, more or less, to the approximate high water line of Dunn' s Creek; thence northeasterly, easterly and southeasterly along the meanderings of the approximate high waterline of Dunn's Creek to a point that lies North 0 degrees 27 minutes East and 62 feet from the point of beginning; thence South 0 degrees 27 minutes West, 62 feet to the Point of Beginning.